Exhibit 99.1

FOR IMMEDIATE RELEASE

Bio-Rad Reports Third-Quarter Revenue Growth of More Than 9 Percent

HERCULES, CA - November 1, 2011 - Bio-Rad Laboratories, Inc. (NYSE: BIO and BIOb), a multinational manufacturer and distributor of life science research and clinical diagnostic products, announced financial results today for the third quarter ended September 30, 2011.

Third-quarter reported revenues were $516.5 million, up 9.5% compared to $471.5 million reported for the third quarter of 2010. On a currency-neutral basis, quarterly revenues increased 1.1% compared to the same period last year. Third-quarter gross margin increased to 57.3%, compared to 56.5% during the same quarter in 2010.

Net income attributable to Bio-Rad for the third quarter was $45.9 million, or $1.61 per share on a fully diluted basis versus $1.59 per share reported for the same period last year.

Year-to-date revenues grew by 9.3% to $1.5 billion compared to $1.4 billion for the first three quarters of 2010. Adjusting for the impact of currency, revenue growth was 3.4%.

Year-to-date net income attributable to Bio-Rad for 2011 was $119.0 million, or $4.18 per share on a fully diluted basis compared to $117.6 million, or $4.18 per share during the same period in 2010.

“While performance in the third-quarter shows good momentum and growth in many of our core product areas, we are feeling the impact of an uncertain economic environment in many of our markets abroad,” said Norman Schwartz, Bio-Rad President and Chief Executive Officer. “As we wrap up the year, we will carefully monitor these pressures on our global operation and look for new opportunities to grow our business.”

(more)

Bio-Rad Reports Third-Quarter Revenue Growth of More Than 9 Percent

Life Science
The Life Science segment net sales for the third quarter were $171.5 million, up 11.9% compared to the same period last year. On a currency-neutral basis, Life Science segment sales increased by 5.1% compared to the third quarter of 2010. These results reflect strength of the segment's electrophoresis and imaging product lines, which showed solid growth during the third quarter. Performance was also bolstered by the Company's amplification products, several new product launches, as well as assays for the Bio-Plex® suspension array system, which can analyze up to 100 biomolecules in a single patient sample.

Clinical Diagnostics
Reported net sales for the Clinical Diagnostics segment in the third quarter rose to $341.3 million, up 8.4% compared to the same quarter last year. On a currency-neutral basis, sales were down 0.9%. Overall performance of the Clinical Diagnostics segment was negatively affected by economic challenges impacting worldwide healthcare markets, partially offset by continuing growth of our quality controls and BioPlex® 2200 product lines. In July, the Company announced that it had received FDA Premarket Application approval from the FDA for its fourth-generation HIV assay, the GS HIV Combo Ag/Ab EIA (enzyme immunoassay). The new assay detects both HIV antigens and HIV antibodies, offering earlier detection of HIV infections, including acute HIV infections.

Management will discuss these results in a conference call at 2 PM Pacific Time (5 PM Eastern Time) November 1, 2011. Interested parties may access the call by dialing 800-322-5044 (in the U.S.) or 617-614-4927 (international), access number 51248028.

A live webcast of the conference call may be accessed in the "Investor Relations" section of www.bio-rad.com. A replay of the call will be available at 888-286-8010 (in the U.S.) or 617-801-6888 (international), access number 19666335, for seven days following the call. The webcast of the call will be archived on the Bio-Rad site for on-demand replay for up to a year and may be accessed in the "Investor Relations" section of www.bio-rad.com.

(more)

Bio-Rad Reports Third-Quarter Revenue Growth of More Than 9 Percent

About Bio-Rad
Bio-Rad Laboratories, Inc. (NYSE: BIO and BIOb), has remained at the center of scientific discovery for more than 50 years, manufacturing and distributing a broad range of products for the life science research and clinical diagnostic markets. The Company is renowned worldwide among hospitals, universities, major research institutions, as well as biotechnology and pharmaceutical companies for its commitment to quality and customer service. Founded in 1952, Bio-Rad is headquartered in Hercules, California, and serves more than 85,000 research and industry customers worldwide through its global network of operations. The Company employs over 6,800 people globally and had revenues exceeding $1.9 billion in 2010. For more information, visit www.bio-rad.com.

This release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements generally can be identified by the use of forward-looking terminology such as, “believe,” “expect,” “may,” “will,” “intend,” “estimate,” “continue,” or similar expressions or the negative of those terms or expressions. Such statements involve risks and uncertainties, which could cause actual results to vary materially from those expressed in or indicated by the forward-looking statements. For further information regarding the Company's risks and uncertainties, please refer to the “Risk Factors” in the Company's public reports filed with the Securities and Exchange Commission, including the Company's most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. The Company cautions you not to place undue reliance on forward-looking statements, which reflect an analysis only and speak only as of the date hereof. Bio-Rad Laboratories, Inc., disclaims any obligation to update these forward-looking statements.

For more information contact:
Christine Tsingos, Vice President and Chief Financial Officer, or
Ron Hutton, Treasurer
Bio-Rad Laboratories, Inc.
510-724-7000
investor_relations@bio-rad.com

(more)

Bio-Rad Laboratories, Inc.
Condensed Consolidated Statements of Income
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
Net sales	$516,514	$471,502	$1,523,291	$1,393,398
Cost of goods sold	220,338	205,172	656,368	601,633
Gross profit	296,176	266,330	866,923	791,765
Selling, general and administrative expense	176,867	148,654	521,370	458,541
Research and development expense	45,387	42,874	136,327	126,999
Income from operations	73,922	74,802	209,226	206,225
Interest expense	12,341	14,400	41,148	43,169
Foreign exchange losses, net	6,346	2,749	12,132	3,546
Other (income) expense, net	(538)	(256)	(5,907)	(3,572)
Income before income taxes	55,773	57,909	161,853	163,082
Provision for income taxes	(9,911)	(12,824)	(43,031)	(44,084)
Net income including noncontrolling interests	45,862	45,085	118,822	118,998
Net loss (income) attributable to noncontrolling interests	35	(321)	162	(1,416)
Net income attributable to Bio-Rad	$45,897	$44,764	$118,984	$117,582

Basic earnings per share:
Net income per share basic attributable to Bio-Rad	$1.63	$1.62	$4.25	$4.26
Weighted average common shares - basic	28,072	27,697	27,997	27,616

Diluted earnings per share:
Net income per share diluted attributable to Bio-Rad	$1.61	$1.59	$4.18	$4.18
Weighted average common shares - diluted	28,456	28,103	28,454	28,110

Bio-Rad Laboratories, Inc.
Condensed Consolidated Balance Sheets
(In thousands)

	September 30, 2011	December 31, 2010
	(Unaudited)
Current assets:
Cash and cash equivalents	$671,028	$906,551
Restricted cash	—	6,422
Short-term investments	239,174	118,636
Accounts receivable, net	375,031	387,996
Inventories, net	445,581	398,100
Other current assets	146,889	157,641
Total current assets	1,877,703	1,975,346

Property, plant and equipment, net	338,942	333,617
Goodwill, net	371,227	363,981
Purchased intangibles, net	180,228	203,881
Other assets	201,695	185,939
Total assets	$2,969,795	$3,062,764

Current liabilities:
Accounts payable	$113,476	$113,440
Accrued payroll and employee benefits	120,167	131,381
Notes payable and current maturities of long-term debt	806	233,181
Income and other taxes payable	46,368	50,935
Other current liabilities	134,509	137,690
Total current liabilities	415,326	666,627

Long-term debt, net of current maturities	731,597	731,100
Other long-term liabilities	129,226	124,518
Total liabilities	1,276,149	1,522,245

Bio-Rad stockholders’ equity	1,693,149	1,536,696
Noncontrolling interests	497	3,823
Total stockholders’ equity	1,693,646	1,540,519
Total liabilities and stockholders’ equity	$2,969,795	$3,062,764

Bio-Rad Laboratories, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Nine Months Ended
	September 30,
	2011	2010
Cash flows from operating activities:
Cash received from customers	$1,508,934	$1,367,777
Cash paid to suppliers and employees	(1,249,674)	(1,143,699)
Interest paid	(46,086)	(48,812)
Income tax payments	(38,029)	(50,254)
Other operating activities	6,094	509
Net cash provided by operating activities	181,239	125,521
Cash flows from investing activities:
Payments for acquisitions and long-term investments	(8,698)	(88,694)
Other investing activities	(205,191)	(75,716)
Net cash used in investing activities	(213,889)	(164,410)
Cash flows from financing activities:
Long-term borrowings	—	2,000
Payments on long-term borrowings	(226,615)	(5,441)
Other financing activities	14,788	10,664
Net cash (used in) provided by financing activities	(211,827)	7,223
Effect of foreign exchange rate changes on cash	8,954	12,368
Net decrease in cash and cash equivalents	(235,523)	(19,298)
Cash and cash equivalents at beginning of period	906,551	649,938
Cash and cash equivalents at end of period	$671,028	$630,640
Reconciliation of net income including noncontrolling interests to net cash provided by operating activities:
Net income including noncontrolling interests	$118,822	$118,998
Adjustments to reconcile net income including noncontrolling interests to net cash provided by operating activities:
Depreciation and amortization	88,127	79,964
Changes in working capital	(49,450)	(73,589)
Other	23,740	148
Net cash provided by operating activities	$181,239	$125,521

6